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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                  ----------

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 12, 1996

(DECEMBER 12, 1996)



                           ENVIROTEST SYSTEMS CORP.
            (Exact name of registrant as specified in its charter)


          DELAWARE                     0-21454                 06-0914220
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)        Identification Number)



                        ENVIROTEST TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE               33-57384-01, 033-75406-01      36-2680300
(State or other jurisdiction of      (Commission             (IRS Employer
         incorporation)              File Number)        Identification Number)



                               246 SOBRANTE WAY
                         SUNNYVALE, CALIFORNIA 94086
                                (408) 481-3900
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)


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                   ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

                                Not Applicable

                        ITEM 2.  ACQUISITION OF ASSETS

                                Not Applicable

                      ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                                Not Applicable

            ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                Not Applicable

                             ITEM 5.   OTHER EVENTS

    On December 12, 1996 Envirotest Systems Corp. (the "Company or Envirotest") announced that it has sold its right to receive the two remaining installment payments totaling $80 million in principal amount due to the Company under its Settlement Agreement with the Commonwealth of Pennsylvania for approximately $79,405,000. The Company retained the right to receive accrued interest of approximately $1,749,000 payable on July 31, 1997.

    The proceeds received by the Company represent the value of the remaining installment payments due Envirotest under the General Release and Settlement Agreement, dated December 15, 1995, which settled the claims of Envirotest arising from suspension of its contract to perform vehicle emissions testing services in the Commonwealth. The Settlement Agreement required Pennsylvania to pay Envirotest an aggregate of $145 million in four installments with interest at the rate of 6% accruing from December 1995. Envirotest has received the first two installments totaling $65 million plus interest. The rights to receive the future payments from the Commonwealth of $40 million each plus interest in July 1997 and 1998, less accrued interest of $1,749,000 due at the time of closing of the transaction, were sold by the Company.

    The Settlement Agreement also requires Envirotest to use its best efforts to dispose of the assets it acquired to perform vehicle emissions testing services in Pennsylvania. If the net proceeds received by the Company from the sale of the assets is less than $55 million, Pennsylvania is obligated to pay Envirotest fifty percent of the difference up to $11 million no later than July 31, 1998. The amount of this contingent payment was reduced from $15 million in an amendment to the Settlement Agreement that permitted the Company to complete the sale transaction. The Company has retained its right to receive proceeds upon the sale of the assets.



                ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

                                Not Applicable

                  ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

                                Not Applicable

                       ITEM 8.   CHANGE IN FINANCIAL YEAR

                                Not Applicable

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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                            ENVIROTEST SYSTEMS CORP.

                                            ENVIROTEST TECHNOLOGIES, INC.




Dated:  December 12, 1996                   By: /s/ C. Michael Alston
                                               --------------------------
                                            Name:   C. Michael Alston